Exhibit 23.2


Consent of Independent Registered Public Accounting Firm




We consent to the incorporation by reference in this Registration Statement on Form S-8 of Kentucky Bancshares, Inc. of our report dated March 29, 2010 relating to the consolidated financial statements, appearing in the Annual Report on Form 10-K of Kentucky Bancshares, Inc. for the year ended December 31, 2009.



                                                 Crowe Horwath LLP



Louisville, Kentucky
June 24, 2010